UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2006

Insight Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25092	86-0766246
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1305 West Auto Drive, Tempe, Arizona		85284
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	480-902-1001

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2006, Insight Enterprises, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with Teletech Holdings, Inc ("Teletech"), whereby Teletech will acquire 100% of the outstanding stock of the Company's wholly owned subsidiary, Direct Alliance Corporation ("Direct Alliance") for $46.5 million, subject to a specified level of working capital for Direct Alliance at closing. The purchase price does not include real estate and intercompany receivables, which have an estimated fair value between $45.0 million and $50.0 million and will be distributed to the Company immediately prior to closing. In addition to payment of the purchase price, TeleTech will be obligated under the agreement to make a one-time bonus payment to the Company if Direct Alliance achieves certain gross profit levels for the year ending December 31, 2006 ("Earn Out"). Additionally, TeleTech will be entitled to a claw back of the purchase price of up to $5.0 million if certain Direct Alliance client contracts are not renewed on terms prescribed in the Agreement. The sale of Direct Alliance is not conditioned on the receipt of financing by Teletech, however, it is subject to customary closing conditions.

Also, the Company will pay to the holders of the 2,022,500 exercised Direct Alliance stock options an amount equal to approximately 6.3% of the purchase price plus the fair value of the real estate and intercompany receivable distributed to the Company, less the $1.42 per share exercise price of the stock options. Any payment to option holders will be subject to adjustment if the Company receives any additional proceeds as a result of the Earn-Out or if the clawback is triggered.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The Company announced its entry into the Agreement in a press release dated June 15, 2006, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

June 15, 2006	By:	Stanley Laybourne

Name: Stanley Laybourne
Title: Chief Financial Officer, Treasurer and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated June 14, 2006, among Insight Enterprises, Inc., Teletech Holdings, Inc. and Direct Alliance Corporation.
99.1	Press Release dated June 15, 2006, issued by Insight Enterprises, Inc.